Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 1, 2014, relating to the financial statement of Abengoa Yield plc (formerly Abengoa Yield Limited) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE LLP

London, United Kingdom

April 1, 2014